Contact:  Peter C. Castle, CFO
                                                 Phone: 813-286-8644
                                                 investor@netwolves.com

               NETWOLVES REPORTS FISCAL 2004 FIRST QUARTER RESULTS
       First quarter results show record revenue and strong balance sheet.


TAMPA, Fla., November 14, 2003 (BUSINESS WIRE) -- NetWolves Corporation (WOLV), a leading provider of single source managed network connectivity and security solutions, announced its financial results for the first quarter ended September 30, 2003.

The Company reported fiscal first quarter revenues of $6,001,546 which represents an increase of approximately $1.2 million from the comparable quarter of fiscal 2003. The Company reported a net loss of $924,399 compared to a net loss of $1,522,804 for the comparable prior quarter. Approximately $510,000 of this loss was attributable to non-cash items, including the issuance of stock options to consultants who have been retained to look for strategic opportunities. The Company's balance sheet at September 30, 2003 is the strongest in its recent history with approximately $5.3 million in cash, no long term debt, and substantially all of its liabilities consisting of accounts payable and accrued expenses.

Commenting on this announcement, Walter M. Groteke, Chairman and CEO of NetWolves Corporation, stated, "We are continuing to secure new customers in both our technology and network services segments. We have hired additional sales persons whom we believe have the abilities to substantially increase future revenue. We continue to anticipate, as previously announced, that our revenue for fiscal 2004 will grow in excess of 25% over fiscal 2003, without significant increases in operating costs."

Mr. Groteke added, "We are presently in a strong cash position and do not see any need in the immediate future to raise additional capital in order to sustain current operations and growth initiatives."

About NetWolves Corporation

NetWolves Corporation provides high-performance network security solutions coupled with robust network management and communication services. NetWolves' products offer essential applications such as firewall, virtual private networks
(VPN), intrusion detection systems (IDS), content filtering, virus detection, congestion management, and intelligent failover. Additionally, the Company, through its Network Services division, provides network design, provisioning, monitoring, and management services. The marriage of these products and services positions NetWolves as a single-source solution provider for Fortune 1000 organizations looking to integrate their perimeter offices onto their global backbone network. Additionally, by replacing the multi-vendor approach with a single management, support, and billing infrastructure, companies can ensure a cost-effective and seamless integration of complex global enterprises.

NetWolves  is located at 4002  Eisenhower  Blvd.,  Tampa,  Florida  33634.  More
information   on   NetWolves'   products   and   services   can  be   found   at
http://www.netwolves.com or by calling toll free at 1-888-638-9658.

Forward Looking Statements

All statements other than statements of historical fact included herein, including without limitation statements regarding the Company's financial position and projections of estimated revenue, business strategy, and the plans and objectives of the Company's management for future operations, are forward looking statements. When used in this release, words such as "anticipate", "believes", "estimate", "expect", "should", "intend", "projects", "objective," and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, ability to raise additional funds, competitive factors, pricing pressure, capacity and supply constraints and the ability of our sales force to achieve revenue growth. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, uncertainties, and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

                     NETWOLVES CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                                September 30,        June 30,
                                                    2003              2003
                                                -------------      ------------
                                                 (Unaudited)
ASSETS
Current assets
   Cash and cash equivalents                    $  5,332,194       $  1,336,191
   Restricted cash                                    25,371            297,701
   Accounts receivable, net                        2,661,491          2,254,790
   Inventories                                       117,290             89,598
   Prepaid expenses                                   92,549            172,002
   Other current assets                               10,493              8,241
                                                ------------       ------------
     Total current assets                          8,239,388          4,158,523

Property and equipment, net                          528,087            578,192

Internally developed software, net                    38,598             50,572

Identifiable intangible assets
   Patent                                             47,649             47,649
   Licenses                                          203,000            203,000
   Contractual customer relationships, net         1,837,477          1,959,277
   Computer billing software, net                    709,043            756,043
                                                ------------       ------------
     Total identifiable intangible assets          2,797,169          2,965,969

Goodwill                                           3,515,698          3,515,698

Other assets                                          59,963             59,383
                                                ------------       ------------
                                                $ 15,178,903       $ 11,328,337
                                                ============       ============

                     NETWOLVES CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

(continued)

                                                September 30,        June 30,
                                                    2003              2003
                                                -------------      ------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Accounts payable and accrued expenses        $ 4,647,532        $ 4,613,252
   Accrued losses of discontinued operations        108,987            108,639
   Deferred revenue                                 159,248            423,625
   Advances from related parties                       -               150,000
   Note payable                                     120,000            120,000
                                               ------------       ------------
     Total current liabilities                    5,035,767          5,415,516

Deferred revenue                                     45,667             51,000

Accrued losses of discontinued operations           101,827            128,886
                                               ------------       ------------
     Total liabilities                            5,183,261          5,595,402
                                               ------------       ------------
Minority interest                                   275,427            275,734
                                               ------------       ------------
Commitment and contingencies


Shareholders' equity


Series A Preferred stock, $.0033 par value;
$8,844,566 liquidation preference; 1,000,000
shares authorized on September 30, 2003 and
June 30, 2003, respectively; 250,796 and
269,462 shares issued and outstanding on
September 30, 2003 and June 30, 2003,
respectively                                      2,613,315          2,819,876

Series B Preferred stock, $.0033 par
value; $9,801,250 liquidation preference;
500,000 shares authorized on September 30,
2003 and June 30, 2003; 290,963 shares
issued and outstanding on September 30,
2003 and June 30, 2003                            3,055,770          3,055,770

Series C Preferred stock, $.0033 par value;
$4,703,982 liquidation preference;
100,000 shares authorized on September 30,
2003 and June 30, 2003; 77,479 and
2,850 shares issued and outstanding on
September 30, 2003 and June 30, 2003,
respectively                                      3,264,108            135,701

Preferred stock, $.0033 par value; 400,000
shares authorized on September 30,
2003 and June 30, 2003; no shares issued
and outstanding on September 30, 2003
and June 30, 2003                                      -                  -

Common stock, $.0033 par value;
50,000,000 shares authorized on September 30,
2003 and June 30, 2003; 17,397,107 and
15,847,119 shares issued and outstanding
on September 30, 2003 and June 30, 2003,
respectively                                         57,411             52,296

Additional paid-in capital                       73,219,584         69,520,368

Unamortized value of equity compensation         (1,543,522)          (104,758)
Accumulated deficit                             (70,946,451)       (70,022,052)
                                               ------------       ------------
  Total shareholders' equity                      9,720,215          5,457,201
                                               ------------       ------------
                                               $ 15,178,903       $ 11,328,337
                                               ============       ============

                     NETWOLVES CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                For the three months ended
                                                      September 30,
                                                  2003              2002
                                                  ----              ----
Revenue
  Technology                                   $   567,946        $   187,696
  Network Services                               5,433,600          4,637,054
                                               -----------        -----------
                                                 6,001,546          4,824,750
                                               -----------        -----------
Cost of revenue
  Technology                                       361,394            109,897
  Network Services                               3,597,017          3,105,768
                                               -----------        -----------
                                                 3,958,411          3,215,665
                                               -----------        -----------
Gross profit                                     2,043,135          1,609,085
                                               -----------        -----------
Operating expenses
  General and administrative                     1,769,263          1,704,271
  Engineering and development                      253,399            448,974
  Sales and marketing                              914,570            686,353
                                               -----------        -----------
                                                 2,937,232          2,839,598
                                               -----------        -----------
Loss before other income (expense)                (894,097)        (1,230,513)

Other income (expense)
  Investment income                                  1,391              1,546
  Realized loss on sale of marketable securities      -              (115,201)
  Minority interest                                    307                229
  Interest expense                                    -               (61,768)
                                               -----------        -----------
Loss before income taxes                          (892,399)        (1,405,707)
Provision for income taxes                          32,000               -
                                               -----------        -----------
Net loss from continuing operations               (924,399)        (1,405,707)

Discontinued business
  Loss on disposal of discontinued operations         -               117,097
                                               -----------        -----------
Net loss                                       $  (924,399)       $(1,522,804)
                                               ===========        ===========


                     NETWOLVES CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


(continued)

                                                For the three months ended
                                                      September 30,
                                                  2003              2002
                                                  ----              ----
Basic and diluted net loss per share
Net loss                                       $  (924,399)       $(1,522,804)
Beneficial conversion on preferred stock           (80,717)              -
Dividends on preferred stock                      (200,012)           (57,133)
                                               -----------        -----------
Net loss available to common shareholders      $(1,205,128)       $(1,579,937)
                                               ===========        ===========
Basic and diluted net loss per share

Loss from continuing operations                $      (.08)       $      (.12)
Loss from discontinued operations                    -                   (.01)
                                               -----------        -----------
                                               $      (.08)       $      (.13)
                                               ===========        ===========
Weighted average common shares
    outstanding, basic and diluted              15,996,335         12,607,119
                                               -----------        -----------





                             NetWolves Corporation
             4002 Eisenhower Blvd., Suite 101 Tampa, FL 33634-7511
                        P: 813.286.8644 F: 813.286.8744
                               www.NetWolves.com